Exhibit 99.1

KPMG LLP
Suite 1200
300 Convent	Telephone 210 227 9272
San Antonio, TX 78205	Fax 210 224 0126

February 2, 2004

Ms. Olivia F. Kirtley

Chair of the Audit Committee

Lancer Corporation

6655 Lancer Blvd.

San Antonio, TX  78219

Mr. Alfred A. Schroeder

Chairman of the Board of Directors

Lancer Corporation

6655 Lancer Blvd.

San Antonio, TX 78219

Dear Ms. Kirtley and Mr. Schroeder:

Pursuant to Section 10A of the Securities Exchange Act of 1934 (“Section 10A”), KPMG LLP (“KPMG”) has determined that the Audit Committee of Lancer Corporation (the “Company”) has been adequately informed with respect to likely illegal acts that have come to the attention of KPMG (the “Illegal Acts”). As you know, these Illegal Acts have been the subject of special investigations conducted by the Audit Committee.

KPMG has concluded, pursuant to Section 10A(b)(2), that these Illegal Acts will have a material effect on the financial statements of the Company; that the Company has not taken timely and appropriate remedial actions with respect to the Illegal Acts; and that the Company's failure to take such timely and appropriate remedial actions warrants KPMG’s resignation as the Company’s independent auditor.

Accordingly, effective immediately, KPMG resigns as the Company’s independent auditor.

Section 10A requires the Company to inform the Securities and Exchange Commission (the “Commission”) by notice not later than one business day after the receipt of this report that the board of directors has received this report by KPMG. Section 10A further requires that the Company furnish to KPMG a copy of the notice to the Commission. Please furnish us with a copy of the Company’s notice to the Commission of the Company’s receipt of this letter by the close of business on February 3, 2004.

Very truly yours,

/s/ KPMG LLP

KPMG LLP